EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bank of America, N.A., as Trustee

for Cross Timbers Royalty Trust:

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement No. 33-55784 on Form S-8 and Registration Statement No. 333-91460 on Form S-8 of XTO Energy Inc. of our reports dated February 28, 2007, with respect to the statements of assets, liabilities and trust corpus of the Cross Timbers Royalty Trust as of December 31, 2006 and 2005, and the related statements of distributable income and changes in trust corpus for each of the years in the three-year period ended December 31, 2006, the trustee’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of the Cross Timbers Royalty Trust.

KPMG LLP

Dallas, Texas

March 1, 2007